                                                                    EXHIBIT 23.2

                        Consent of Independent Auditors

The Board of Directors
STAAR Surgical Company



     We consent to incorporation by reference in the Registration Statement on Form S-8 of STAAR Surgical Company [relating to the registration of that certain 1995 STAAR Surgical Company Consultant Stock Plan] of our report dated March 19, 1993, relating to the consolidated statements of operations, stockholders' equity, and cash flows of STAAR Surgical Company and subsidiaries for the year ended January 1, 1993, and all related schedules, which report appears in the Annual Report on Form 10-K of STAAR Surgical Company.

                                    /s/ KPMG Peat Marwick LLP

Ontario, California
June 2, 1995